Exhibit 5.2

Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 E. Cary St. Richmond, VA 23219 T (804) 771.5700 F (888) 360.9092 kaufCAN.com

June 16, 2021

Recon Technology, Ltd

Room 601, 1 Shui’an South Street

Chaoyang District, Beijing, 100012

People’s Republic of China

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Recon Technology, Ltd, a Cayman Islands exempted company (the “Company”), in connection with the Company’s offering and sale of up to $54,971,996.48 of the Company’s securities, consisting of (a) 6,014,102 Class A ordinary shares in the capital of the Company, $0.0925 par value per share (the “Ordinary Shares”, such shares offered therein the “Shares”) and pre-funded warrants to purchase 2,800,000 Ordinary Shares (the “Pre-Funded Warrants”) in a registered direct offering, and (b) warrants to purchase 8,814,102 Ordinary Shares (the “Placement Warrants”) in a concurrent private placement. The Shares and Pre-Funded Warrants will be offered and sold pursuant to the Company’s registration statement on Form F-3 (File No. 333-234660) and the registration statement on Form F-3MEF (File No. 333-257059) (collectively, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated November 13, 2019 (the “Base Prospectus”) and the prospectus supplement dated June 15, 2021 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”). The Placement Warrants and the Ordinary Shares issuable upon exercise of the Placement Warrants are offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations, including those made in the certain placement agent agreement, dated June 16, 2021, by and between the Company and Maxim Group LLC, of officers and other representatives of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

Recon Technology, Ltd

June 16, 2021

The opinions expressed in this opinion letter are limited to, and solely in connection with the opinions given in numbered paragraphs (1) and (2) below, the laws of the State of New York as in effect on the date hereof. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

You are separately receiving an opinion from Campbells LLP with respect to the corporate proceedings relating to the issuance of the Shares and Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and the Placement Warrants in rendering this opinion, we rely on such opinion as to the validity of the issuance of Pre-Funded Warrants and the Placement Warrants under the law of the Cayman Islands.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)	the Pre-Funded Warrants, when duly executed by the Company and delivered in accordance with the terms of the transaction documents thereof, and upon receipt by the Company of the consideration for the Pre-Funded Warrants specified in such transaction documents, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(2)	the Placement Warrants, when duly executed by the Company and delivered in accordance with the terms of the transaction documents thereof, and upon receipt by the Company of the consideration for the Shares or Pre-Funded Warrants, as the case may be, specified in such transaction documents, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought..

Our opinions expressed herein are limited to the matters expressly stated herein. We express no opinion on any issue relating to the transactions contemplated by the transaction documents thereof, the Registration Statement or Prospectus other than the opinion set forth above. We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We consent to the filing of this opinion as an exhibit to the Company’s Report on Form 6-K to be filed with the Commission and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement and the Prospectus within the meaning of the term “expert” as used in the Securities Act.

Recon Technology, Ltd

June 16, 2021

Very truly yours,

/s/ KAUFMAN & CANOLES, P.C.
KAUFMAN & CANOLES, P.C.